Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications – USA (510) 713-4948

Laura Scorza, Sr. Public Relations Manager – Europe +41-(0) 21-863-5336

Logitech Announces Delay in Form 10-K Filing

NEWARK, Calif. — May 21, 2014 and LAUSANNE, Switzerland, May 22, 2014 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced that the filing of its Annual Report on Form 10-K for the year ended March 31, 2014 will be delayed beyond the required filing date of May 30, 2014.

The Audit Committee, with the assistance of independent advisors, is conducting an independent investigation of certain accounting matters related to the Company’s previously issued financial statements. Some of the issues being reviewed by the Audit Committee are also the subject of an ongoing formal investigation by the SEC, including the revision to the Company’s financial statements concerning warranty accruals and amortization of intangible assets presented in its Form 10-K/A, filed on August 7, 2013, and the Company’s transactions with a distributor for Fiscal Year 2007 through Fiscal Year 2009. The Company is cooperating with the SEC in its ongoing investigation. Logitech recently entered into an agreement with the SEC to extend the statute of limitations and cannot predict the outcome of the investigation at this time.

Related to the Audit Committee’s investigation, the Company is performing additional work related to its Fiscal Year 2014 Form 10-K, which might result in adjustments to the financial statements. Logitech will continue to devote the resources necessary to complete its Fiscal Year 2014 Form 10-K and file as soon as possible.

Logitech remains confident in its strategy to return to consistent top-line growth and improved profitability and does not believe these matters will have any impact on the Company’s previously stated outlook for Fiscal Year 2015 or on its long-term business model.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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Logitech Announces Delay in Form 10-K Filing – Page 2

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: return to top-line growth and consistent profitability, the Company’s outlook for Fiscal Year 2015, and the Company’s long-term business model. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories; if sales of PC peripherals in mature markets are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013 and available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)